UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

II-VI Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	000-16195	25-1214948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard Saxonburg, Pennsylvania	16056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 352-4455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2014, the Board of Directors (the “Board”) of II-VI Incorporated (the “Company”) approved and adopted an amendment to Article III of the Company’s Amended and Restated By-Laws (“By-Laws”). The amendments to the By-Laws set forth the duties and authorities of the Chief Operating Officer as follows:

•	the Chief Operating Officer shall, under the direction of the President, be in charge of the day-to-day operations of the Corporation, report all matters relating to the day-to-day operations of the Corporation directly to the President and work with the President to carry out the policies, programs, orders and resolutions adopted or approved by the Board of Directors. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned or delegated to the Chief Operating Officer by the President or by the Board of Directors. At the request of the President or in his/her absence or disability, the Chief Operating Officer shall have and exercise the powers and duties of the President.

The preceding summary of the amendments to the By-Laws is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended and Restated By-laws attached hereto as Exhibit 3.1, which is incorporated herein by reference. Additionally, a copy of the Amended and Restated By-Laws, marked to show changes to the former By-Laws, is also included as Exhibit 3.1.1 attached hereto

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of II-VI Incorporated

3.1.1	Amended and Restated By-Laws of II-VI Incorporated (Marked to Show Changes from Prior By-Laws)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated
(Registrant)

By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer

Dated: November 14, 2014

Exhibit Index

3.1	Amended and Restated By-Laws of II-VI Incorporated

3.1.1	Amended and Restated By-Laws of II-VI Incorporated (Marked to Show Changes from Prior By-Laws)

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